Exhibit 8.1

2001 ROSS AVENUE DALLAS, TEXAS 75201-2980 214.953.6500 FAX 214.953.6503	AUSTIN BAKU DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK RIYADH WASHINGTON
November 30, 2005
Crosstex Energy, L.P.
2501 Cedar Springs
Suite 100
Dallas, Texas 75201
Ladies and Gentlemen:
          We have acted as counsel to Crosstex Energy, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-128282) (the “Registration Statement”) to be filed by the Partnership with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale by the selling unitholders named in the Registration Statement, from time to time pursuant to Rule 415 under the Securities Act, of up to 4,345,575 common units representing limited partner interests of the Partnership (the “Common Units”). At your request, this opinion is being furnished to you for filing as Exhibit 8.1 to the Registration Statement.
          In connection therewith, we prepared the discussion set forth under the caption “Material Tax Consequences” (the “Discussion”) in the prospectus contained in the Registration Statement.
          All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement, and are qualified by the limitations, and subject to the assumptions and qualifications contained in the Discussion. In addition, we are of the opinion that the Discussion in the Registration Statement with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its general partner included in the Discussion, as to which we express no opinion).
          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.